Exhibit 99.2

February 2, 2006	Martin E. Lybecker

+ 1 202 663 6240 (t) + 1 202 663 6363 (f) martin.lybecker@wilmerhale.com
FOIA CONFIDENTIAL TREATMENT REQUESTED 5 U.S.C. § 552 17 C.F.R. § 200.83

By Messenger

3:35
Barry D. Miller, Esq. Associate Director Division of Investment Management Securities and Exchange Commission 100 F Street, N.E. Washington, D.C, 20549

Re: National Presto Industries, Inc.

Dear Mr. Miller:

          We represent National Presto Industries, Inc. (“National Presto”) with respect to its registration under the Investment Company Act of 1940 (“Investment Company Act”). I write to supplement the telephone messages that I left earlier this week for you and your colleagues. While I recognize that the Division has many priorities, I would like to emphasize the importance of discussing, as soon as possible, the accounting problems facing National Presto and the very condensed period in which they need to be addressed by the Division.

          For this purpose, the facts are simple. National Presto was ordered by a Federal district court judge on December 23, 2005, to register with the Commission as an investment company. National Presto filed its Form N-8A on December 27, 2005. National Presto has since filed an application pursuant to Section 8(f) seeking to deregister.

          The implications of filing Form N-8A with respect to National Presto’s financial statements, annual audit, and Sarbanes-Oxley Act compliance are unclear, potentially profound, and need to be addressed immediately. If National Presto is to be treated as a registered investment company for purposes of preparing and auditing its financial statements for the year ended December 31, 2005, there is virtually no time in which to accomplish that task, if it can be accomplished at all. Indeed, both National Presto and its auditors, Grant Thornton, spent almost all of 2005 under the assumption that National Presto was an operating company, filing its quarterly and annual reports under the Securities Exchange Act of 1934 (“Exchange Act”). Grant Thornton designed its audit plan and engaged in its auditing procedures on the assumption

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Wilmer Cutler Pickering Hale and Dorr LLP

Wilmer Cutler Pickering Hale and Dorr LLP, 2445 M Street, NW, Washington, DC 20037
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Barry D. Miller, Esq.
February 2, 2006

that National Presto was an operating company. Because National Presto has listed its shares for trading on the New York Stock Exchange (“NYSE”), its shareholders, the NYSE, and the financial analyst community have every reason to expect that National Presto will soon release its financial statements for the year ended December 31, 2005, in the same manner, and prepared in accordance with the same accounting principles used in the past. We believe that it will be quite alarming to National Presto’s shareholders, the NYSE, and the financial analyst community, and quite unprecedented to our knowledge, for an operating company whose shares are listed on the NYSE not to prepare and issue financial statements based on operating company GAAP. The most appropriate result, from the standpoint of National Presto’s shareholders and the securities markets, would be for National Presto to be allowed to prepare and release its financial statements in the same manner that it has in previous years, at least with respect to the year ended December 31, 2005.

          To that end, I would propose that the Division consider several options that would have the effect of assuring the status quo ante for the immediate future.

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First, the Division could take a no-enforcement position that National Presto could continue to file its financial statements on Form 10-K under the Exchange Act for the year ended December 31, 2005, and for the quarter ended March 31, 2006. Presumably, that would give the Division sufficient time to consider the factual and legal arguments made in the Section 8(f) application, and to determine whether or not it was prepared to support that application or set it down for a hearing. If the Division decides to support the Section 8(f) application, it makes no practical sense for National Presto to stop preparing financial statements pursuant to operating company GAAP, and it should file them under the Exchange Act for review and comment from the Division of Corporation Finance.

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Second, Section 3(b)(2) of the Investment Company Act itself provides a 60-day exemption from the Investment Company Act, which exemption has been extended by the Division through the issuance of temporary orders. Perhaps the best example of such use of Section 3(b)(2) is the Section 3(b)(2) application filed by Idealabs, Inc. in 1999. While we believe that filing an application pursuant to Section 8(f) to deregister National Presto is the most expedient method of addressing its status under the Investment Company Act, we would be glad to amend that application also to seek an order in the alternative pursuant to Section 3(b)(2) if National Presto could be assured that it would be issued temporary orders protecting it from the need to comply with the Investment Company Act, including Article 6 of Regulation S-X, until an appropriate order was issued.

Confidential Treatment Requested by
Wilmer Cutler Pickering Hale and Dorr LLP

Barry D. Miller, Esq.
February 2, 2006

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Third, National Presto’s Form N-8A was filed on paper, rather than through EDGAR, in compliance with the instructions that accompany Form N-8A. We believe that National Presto was effectively registered with the Commission on December 27, 2005, pursuant to the statement in Section 8(a) of the Investment Company Act that registration is effective upon receipt by the Commission. We have been informed by members of the SEC staff that, although they do not appear to be suggesting that National Presto is in any way not in complete compliance with the order issued by the Federal district court judge on December 23, 2005, it would be appropriate for National Presto to refile the Form N-8A through EDGAR. If the Division is prepared to accept that National Presto is in compliance with the Federal district court’s order of December 23, 2005, but wishes National Presto to refile Form N-8A on EDGAR, then the Division could take the position that National Presto’s registration will begin upon the refiling, not upon the initial paper filing on December 23, 2005, in which case the Division could also take the position that the financial statements for the year ended December 31, 2005, should be prepared and issued in the normal way on Form 10-K for review and comment from the Division of Corporation Finance.

          We await the opportunity to discuss these issues with you directly. Time is absolutely of the essence because the due dates for releasing earnings, completing audits, and preparing financial statements are already upon us. These issues really can’t wait, and it is critically important to National Presto and its shareholders that the Division express its views. Unfortunately, the default position for National Presto would be to prepare and issue financial statements in a manner consistent with Article 6 of Regulation S-X, and for the reasons articulated at length in the Section 8(f) application we believe that financial statements prepared in that manner will be affirmatively misleading, even if technically correct, to National Presto’s shareholders, the NYSE, and the financial analyst community.

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          National Presto requests that this letter (“Confidential Material”) be maintained in confidence by the SEC and its staff. Accordingly, this letter has been marked “Confidential Treatment Requested by Wilmer Cutler Pickering Hale and Dorr LLP.”

          The Confidential Material concerns or may concern customarily non-public, confidential and privileged business, commercial and personal information concerning National Presto. The Confidential Material is exempt from mandatory disclosure under 5 U.S.C. § 552(b)(4) (which protects trade secrets and confidential and privileged financial and commercial information). Because the Confidential Material relates to the activities of National Presto and not the activities

Confidential Treatment Requested by
Wilmer Cutler Pickering Hale and Dorr LLP

Barry D. Miller, Esq.
February 2, 2006

of any federal agency, we believe it is exempt from disclosure under FOIA.1 The Commission treats records falling within the FOIA exemption categories as “nonpublic” and “will generally not publish or make available to any person” such records. 17 C.F.R. § 200.80(b). Moreover, disclosure of this Confidential Material may be prohibited under 18 U.S.C. § 1905, and further protections may be available under the Privacy Act of 1974, 5 U.S.C. § 552a. Finally, the confidential financial and commercial information being produced voluntarily is protected from disclosure because it would not customarily be released to the public by National Presto. Critical Mass Energy Project v. Nuclear Regulatory Com’n., 975 F.2d 871 (D.C. Cir. 1992), cert. denied, 507 U.S. 984 (1993).

          In accordance with 17 C.F.R. § 200.83 and other applicable laws and regulations, the Confidential Material is submitted to the SEC with our request that it be kept in a non-public file and that only SEC staff have access to it.2 If any person not a member of the SEC or its staff (including without limitation any governmental employee) should request an opportunity to inspect or copy the Confidential Material, pursuant to the FOIA or otherwise, or if you or any member of the SEC or its staff contemplates disclosure of the Confidential Material to any other person, National Presto requests that the undersigned immediately be notified of such request, be furnished a copy of all written materials pertaining to such request (including but not limited to the request itself), and be given advance notice of any intended release so that we may, if deemed necessary or appropriate, pursue any remedies available. See, e.g., Chrysler Corp. v. Brown, 441 U.S. 281 (1979). National Presto expects to be given the opportunity to object to such disclosure. We request that you telephone the undersigned rather than rely upon the U.S. mail for such notice.

          National Presto expects that, should the SEC be inclined to grant any FOIA request for the Confidential Material, the procedures set forth in the 17 C.F.R. § 200.83 and Executive Order 12,600, 52 Fed. Reg. 23,781 (June 23, 1987) will be followed. National Presto stands ready to further substantiate its request for confidential treatment and to request a hearing on the claim of exemption.

          The requests set forth in the preceding paragraphs also apply to any memoranda, notes, transcripts or other writings of any sort whatsoever that are made by, or at the request of, any employee of the Commission (or any other government agency) and which (1) incorporate,

1          5 U.S.C. § 552(b)(6) and (b)(7)(C); U.S. Dept. of Defense v. Federal Labor Relations Authority, 510 U.S. 487 (1994); Department of Justice v. Reporters Committee for Freedom of Press, 489 U.S. 449 (1989).

2          We are mailing a copy of this letter to the Commission’s FOIA Officer in an envelope marked “FOIA Confidential Treatment Requested.”

Confidential Treatment Requested by
Wilmer Cutler Pickering Hale and Dorr LLP

Barry D. Miller, Esq.
February 2, 2006

include or relate to any of the Confidential Material; or (2) refer to any conference, meeting, or telephone conversation between National Presto, its current or former employees, representatives, agents, auditors or counsel on the one hand and employees of the Commission (or any other government agency) on the other, relating to the Confidential Material.

          If the SEC or its staff determines to transfer any of the Confidential Material to another federal agency or entity, we request that you forward a copy of this letter to any such agency with the Confidential Material. We request that you indicate to any such agency or entity that National Presto has requested that this material be accorded confidential treatment.

          Provision of the Confidential Material is not intended to, and does not, waive any applicable privilege or other legal basis under which information may not be subject to production. If it were found that production of any of the Confidential Material constituted disclosure of otherwise privileged matters, such disclosure would be inadvertent. By the production of such material, National Presto does not intend to and has not waived the attorney-client privilege or any other protections.

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          I would appreciate a call at your earliest opportunity to establish a time to discuss these issues.

Sincerely,

Martin E. Lybecker

cc.	Susan F. Wyderko, Esq.
Douglas J. Scheidt, Esq.
Nadya B. Roytblat, Esq.

The Honorable Christopher Cox, Chairman
The Honorable Cynthia A. Glassman, Commissioner
The Honorable Paul S. Atkins, Commissioner
The Honorable Roel C. Campos, Commissioner
The Honorable Annette L. Nazareth, Commissioner

Maryjo Cohen, Esq.
James Bartl, Esq.

Confidential Treatment Requested by
Wilmer Cutler Pickering Hale and Dorr LLP

Barry D. Miller, Esq.
February 2, 2006

Office of Freedom of Information and Privacy Act Operations
Securities and Exchange Commission
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Confidential Treatment Requested by
Wilmer Cutler Pickering Hale and Dorr LLP